Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BrenX Ltd. of our report dated March 25, 2026 relating to the financial statements, which appears in BrenX Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
August 13, 2026